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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-1154 of Hallwood Consolidated Resources Corporation on Form S-8 of our report dated March 24, 1999, appearing in this Annual Report on Form 10-K of Hallwood Consolidated Resources Corporation for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

Denver, Colorado
March 24, 1999